                                                                    EXHIBIT 10.2

                        SUBURBAN OSTOMY SUPPLY CO., INC.

                   SUBORDINATED DEBENTURE PURCHASE AGREEMENT

                            Dated as of July 3, 1995

                                     INDEX
                                     -----

                                                            Page
                                                            ----

ARTICLE I
- ---------
    Purchase and Sale of Debentures
    -------------------------------

    1.1              Purchase and Sale of Subordinated Debentures .   1
    1.2              Equity Investment.............................   1
    1.3              Closing.......................................   2
    1.4              Use of Proceeds...............................   2
    1.5              Description of Debentures.....................   2

ARTICLE II
- ----------

    Representations and Warranties of the Company.
    ----------------------------------------------

    2.1              Organization and Corporate Power..............   3
    2.2              Authorization.................................   3
    2.3              Government Approvals..........................   4
    2.4              Federal Reserve Regulations...................   4
    2.5              Securities Statutes...........................   5
    2.6              Incorporation by Reference....................   5
    2.7              Disclosures...................................   5

ARTICLE III
- -----------

    Affirmative Covenants of the Company
    ------------------------------------

    3.1              Punctual Payment..............................   5
    3.2              Maintenance of Office; Business Name..........   6
    3.3              Records and Accounts..........................   6
    3.4              Financial Statements, Certificates and
                     Information...................................   6
    3.5              Notices.......................................   7
    3.6              Existence; Maintenance of Properties..........   8
    3.7              Insurance.....................................   9
    3.8              Taxes.........................................   9
    3.9              Inspection of Properties and Books............  10
    3.10             Compliance with Laws..........................  10
    3.11             Use of Proceeds...............................  10
    3.12             Further Assurances............................  10




ARTICLE IV
- ----------

    Negative Covenants of the Company
    ---------------------------------

    4.1              Restrictions on Indebtedness..................  11
    4.2              Restrictions on Liens, Etc....................  12
    4.3              Restrictions on Investments...................  14
    4.4              Merger, Consolidation.........................  15
    4.5              Sale and Leaseback............................  15
    4.6              Compliance with Environmental Law.............  15
    4.7              Distributions.................................  16
    4.8              Change to Fiscal Year.........................  16
    4.9              Senior Debt Service Coverage..................  17
    4.10             Minimum Net Income............................  17
    4.11             Total Debt Service Coverage...................  17
    4.12             Leverage Ratio................................  17
    4.13             Minimum Trading Assets........................  18

ARTICLE V
- ---------

    Investment Representations
    --------------------------

    5.1              Representations and Warranties................  18

ARTICLE VI
- ----------

    Subordination of Debentures
    ---------------------------

    6.1              Agreement to Subordinate......................  19

ARTICLE VII
- -----------

    Conditions of Purchasers' Obligation
    ------------------------------------

    7.1              Effect of Conditions..........................  20
    7.2              Representations and Warranties................  20
    7.3              Performance...................................  20
    7.4              Opinion of Counsel............................  20
    7.5              No Material Adverse Change....................  20
    7.6              Equity Financing..............................  20
    7.7              Consents and Waivers..........................  21



ARTICLE VIII
- ------------

    Conditions of the Company's Obligation
    --------------------------------------

    8.1              Effect of Conditions..........................  21
    8.2              Representations and Warranties................  21
    8.3              Equity Financing..............................  21

ARTICLE IX
- ----------

    Defaults and Remedies
    ---------------------

    9.1              Events of Default; Acceleration...............  21
    9.2              Rescission of Acceleration....................  24

ARTICLE X
- ---------
    Certain Definitions............................................  24
    -------------------

ARTICLE XI
- ----------

    Miscellaneous
    -------------

    11.1             Debenture Payments............................  30
    11.2             Form, Registration, Transfer and
                     Exchange of Debentures........................  31
    11.3             Survival of Representations...................  32
    11.4             Parties in Interest...........................  32
    11.5             Debentures Owned by Affiliates................  32
    11.6             Amendments and Waivers........................  33
    11.7             Notices.......................................  33
    11.8             Expenses......................................  34
    11.9             Counterparts..................................  34
    11.10            Effect of Headings............................  34
    11.11            Governing Law.................................  34

EXHIBITS
- --------

    A                Form of Subordinated Debenture ...............  37


                                  July 3, 1995



To: Summit Subordinated Debt Fund, L.P.
    Summit Investors II, L.P.
    One Boston Place
    Boston, Massachusetts  02108

Re: Subordinated Debentures
    -----------------------

Ladies and Gentlemen:

    Suburban Ostomy Supply Co., Inc., a Massachusetts corporation (the "Company"), and Herbert Gray, Melvin Aronson, Donald Benovitz, Patrick Bohan and Stephen Aschettino (the "Stockholders") hereby agree with you as follows:

                                   ARTICLE I

                        PURCHASE AND SALE OF DEBENTURES
                        -------------------------------

    1.1    Purchase and Sale of Subordinated Debentures.  At the Closing (as
           --------------------------------------------
herein defined), the Company will sell to you (the "Purchasers"), and you will purchase from the Company in accordance with Schedule 1.1 attached hereto, 12% Subordinated Debentures of the Company (the "Debentures") in the aggregate principal amount of $6,750,000. The Debentures shall be in the form of Exhibit A attached hereto.
- ---------

     1.2   Equity Investment.  Pursuant to a certain Stock Purchase and
           -----------------
Redemption Agreement of even date (the "Stock Purchase Agreement"), Summit Ventures III, L.P., The Bear Stearns Companies, Inc. and the Purchasers have committed to purchase an aggregate of 66,500 shares of Series A Redeemable Preferred Stock, par value $.01 per share, of the Company (the "Series A Preferred Stock"), and 280 shares of Common Stock, no par value per share, of the Company (the "Common Stock"), for an aggregate purchase price of $6,750,000. The closing of the purchase of the Series A Preferred Stock and Common Stock under the Stock Purchase Agreement shall occur at the Closing and concurrently with the closing of the purchase of the Debentures hereunder.

     1.3   Closing.  Subject to the satisfaction or waiver of the conditions set
           -------
forth in Articles VII and VIII hereof, the purchase of the Debentures shall be made at a closing (the "Closing") to be held at the offices of Hutchins, Wheeler & Dittmar, 101 Federal Street, Boston, MA 02110, at 10:00 a.m. on July 3, 1995, or at such other time and on such other date as the Purchaser and the Company may mutually agree (the "Closing Date"). Payment at the Closing for the Debentures shall be by wire transfer payable in immediately available federal funds. Each Purchaser shall pay that amount for the Debentures being acquired by it at the Closing as described on Schedule 1.1 hereof. At the Closing, the
                                     ------------
Company will deliver to the Purchaser one or more notes representing the Debentures purchased by such Purchaser, in such denominations and issued in such names as may be requested by such Purchaser.

     1.4   Use of Proceeds.  The proceeds from the sale of the Debentures,
           ---------------
together with the proceeds from the sale of the Series A Preferred Stock and Common Stock, shall be used to repurchase shares of Common Stock from certain stockholders of the Company in the manner provided in the Stock Purchase Agreement.

     1.5   Description of Debentures.  The Debentures shall have the following
           -------------------------
terms, and shall be entitled to the following rights and benefits:

          (a) The principal amount of the Debentures shall be payable on June 30, 2000. The Debentures shall be prepaid in full upon consummation of a Liquidity Event (as herein defined), subject to the terms of the Subordination Agreement referred to in Section 6.1 below. The Company may prepay the Debentures from time to time in whole or in installments of $100,000, without premium or penalty. Each such prepayment shall be preceded by two Business Days' notice. Any partial prepayment of the Debentures shall be allocated among all holders of Debentures pro rata in proportion to the principal amount of the
                          --- ----
Debentures held by each. Any prepayment shall be applied against installments of principal in inverse order of maturity.

          (b) The Debentures shall bear interest from the date of issuance until the date of payment of principal in full. Interest shall be computed on the basis of a 360-day year and the actual number of days elapsed, on the unpaid principal amount of the Debentures at the rate of twelve percent (12%) per annum. Interest shall be payable on each March 31, June 30, September 30, and December 31 for the respective three month period ending on such date, commencing on September 30, 1995, or, if any such day is not a Business Day, on the next succeeding Business Day.

          (c) If the principal amount of the Debentures is not paid when due and payable (whether at stated maturity, by acceleration or otherwise), the interest on such principal amount shall thereafter be increased to fourteen percent (14%) per annum, until so paid. Any interest not paid when due and payable shall thereafter be paid, on demand by the Purchaser, together with a late charge of two percent (2%) of the amount of interest payment due.

          (d) All payments of principal on the Debentures shall be made by the Company in lawful money of the United States of America in immediately available funds (or at the request of the holder of a Debenture, by certified or bank check or wire transfer) on the date such payment is due.

     (e) The parties agree that the issue price of the Debentures shall be their face amount for federal income tax purposes.

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

     In order to induce the Purchasers to purchase the Debentures, the Company and each Stockholder, jointly and severally, make the following representations and warranties:

     2.1   Organization and Corporate Power.  The Company is a corporation duly
           --------------------------------
organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own its properties and to carry on its business as presently conducted. The Company is duly licensed or qualified to do business as a foreign corporation in each jurisdiction wherein the character of its property, or the nature of the the activities presently conducted by it, makes such qualification necessary and where the failure to be so qualified would have a Material Adverse Effect on the Company.

     2.2   Authorization.  Except as set forth on Schedule 2.2, the Company has
           -------------                          ------------
all necessary corporate power and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by the Company of this Agreement, the Debentures, the Shareholders' Agreement by and among the Company and its shareholders and the Registration Rights Agreement ("Registration Rights Agreement") by and among the Company, The Bear Stearns Companies, Inc., the Purchasers and Summit Ventures III, L.P. (collectively, the "Related Agreements"), and any other agreements or instruments executed by the Company in connection herewith or therewith and the consummation of the transactions contemplated herein or therein, and for the due authorization, issuance and delivery of the Debentures. The issuance of the Debentures does not require any further corporate action. This Agreement, the Related Agreements and the other agreements and instruments executed by the Company in connection herewith or therewith will each be a valid and binding obligation of the Company enforceable in accordance with its respective terms, except as (A) the enforceability thereof may be limited by bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other laws of general applicability affecting the enforcement of creditors' or secured parties' rights or debtors' obligations generally, (B) the availability of specific performance or other equitable remedies may be limited by equitable principles of general applicability (whether such matter is considered in a proceeding at law or in equity); and (C) the indemnification provisions with respect to securities law matters may be limited by applicable securities laws or principles of public policy.

     2.3   Government Approvals.  Except as set forth on Schedule 2.3, no
           --------------------                          ------------
consent, approval, license or authorization of, or designation, declaration or filing with, any court or governmental authority is or will be required on the part of the Company in connection with the execution, delivery and performance by the Company of this Agreement, any of the Related Agreements and any other agreements or instruments executed by the Company in connection herewith or therewith, or in connection with the issuance of the Debentures, except for those expressly called for by the Related Agreements and those which have already been made or granted.

     2.4   Federal Reserve Regulations.  The Company has not engaged in the
           ---------------------------
business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation G of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the sale of the Debentures will be used to purchase or carry any margin security or to extend credit to others for the purpose of purchasing or carrying any margin security or in any other manner which would involve a violation of any of the regulations of the Board of Governors of the Federal Reserve System.

     2.5   Securities Statutes.  Based on the representations and warranties of
           -------------------
the Purchasers in Section 5 below, the Company has complied and will comply in all material respects with all applicable federal or state securities laws in connection with the issuance and sale of the Debentures. Neither the Company nor anyone acting on its behalf has offered any of the Debentures, or similar securities, or solicited any offers to purchase any of such securities to any Person other than the Purchasers and other than in connection with soliciting offers to acquire the Company as a whole. Neither the Company nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

     2.6   Incorporation by Reference.  All of the representations of the
           --------------------------
Company and the Stockholders (as defined in the Stock Purchase Agreement) of the Company contained in the Stock Purchase Agreement are true and correct in all material respects and are hereby incorporated by reference as though fully set forth herein.

     2.7   Disclosures.  Neither this Agreement (including the Schedules and
           -----------
Exhibits hereto) nor any document, certificate or instrument furnished in connection herewith contains, with respect to the Company or any Stockholder, any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading; provided, however, that it is agreed that this representation shall not be deemed to apply to the confidential placement memorandum dated January, 1995 prepared by the Company and distributed by Bear Stearns & Co., Inc.

                                  ARTICLE III

                      AFFIRMATIVE COVENANTS OF THE COMPANY
                      ------------------------------------

     Without limiting any other covenants and provisions hereof, the Company covenants and agrees that it will observe the following covenants on and after the Closing Date and until the repayment in full of all obligations under the
Debentures:

     3.1   Punctual Payment.  The Company will duly and punctually pay or cause
           ----------------
to be paid the principal and interest on the Debentures and all interest provided for in this Agreement, all in accordance with the terms of this Agreement and the Debentures.

     3.2   Maintenance of Office; Business Name.  The Company will maintain its
           ------------------------------------
chief executive office in Holliston, Massachusetts, or at such other place in the United States of America as the Company shall designate upon written notice to the Purchasers, where notices, presentations and demands to or upon the Company in respect of this Agreement and the Debentures may be given or made. As of the date of this Agreement, the Company conducts business only under its own name and Home Health Direct.

     3.3   Records and Accounts.  The Company will (a) keep, and cause each of
           --------------------
its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves.

     3.4   Financial Statements, Certificates and Information.  the Company will
           --------------------------------------------------
deliver to each holder of Debentures:

          (a) as soon as practicable, but in any event not later than ninety
(90) days after the end of each fiscal year of the Company, the audited consolidated balance sheet of the Company and its Subsidiaries at the end of such year, and the related audited consolidated statements of income and changes in shareholders' equity and cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and accompanied by an auditor's report prepared without qualification by the Arthur Andersen, LLC or other independent certified public accountant of the Borrower reasonably acceptable to the Purchasers, together with a certification by the Company's chief financial officer, substantially in the form annexed as Exhibit B to the Credit Agreement, that the information contained in such statements is true, correct, and complete in all material respects and fairly presents the operations of the Company in all material respects for such period;

          (b) as soon as practicable, but in any event not later than forty-five
(45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Company, copies of the unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and the related unaudited consolidated statements of income and cash flows for the portion of the Company's fiscal year then elapsed, all in reasonable detail and prepared in a manner as will fairly and consistently state the financial condition and operations of Company consistent with the annual audited balance sheets and statement and previously-submitted quarterly statements, together with a certification by the principal financial or accounting officer of the Company that the information contained in such financial statements fairly presents the financial position of the Company and its Subsidiaries in all material respects on the date thereof (subject to year-end accruals and adjustments);

          (c) as soon as practicable, but in any event not later than forty-five
(45) days after each fiscal year of the end of each of the first three (3) fiscal quarters of the Company and within ninety (90) days after the end of the Company's fiscal year, copies of a statement of Consolidated Net Income and Operating Cash Flow for such fiscal quarter, together with a certification by the Company's chief financial officer substantially in the form annexed as Exhibit B to the Credit Agreement, that the information contained in such statement is true, correct, and complete in all material respects and fairly presents the operations of the Company for such period;

          (d) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above a statement in form and substance reasonably acceptable to the Purchasers signed by the principal financial or accounting officer of the Company and setting forth in reasonable detail computations evidencing compliance with the covenants contained in Sections 4.9-
4.11 (as applicable) and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since September 3, 1994;

          (e) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the shareholders of the Company; and

          (f) from time to time such other financial data and information (including accountants' management letters) as the Purchasers may reasonably request.

     3.5   Notices.
           -------

          (a) Defaults.  The Company will promptly notify the Purchasers in
              --------
writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an

Event of Default) under this Agreement or under any note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Company or any of its Subsidiaries is a party or obligor, whether as principal or surety, and such default would permit the holder of such note or obligation or other evidence of indebtedness to accelerate the maturity thereof, which acceleration would have a material adverse effect on the Company and its Subsidiaries taken as a whole, the Company shall forthwith give written notice thereof to the Purchasers, describing the notice or action and the nature of the claimed default.

          (b) Environmental Events.  The Company will promptly give notice to
              --------------------
the Purchasers (i) of any violation of any Environmental Law that the Company or any of its Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (ii) of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, or any federal, state or local environmental agency or board, that in either case involves real property owned or leased by the Company or has the potential to materially affect the assets, liabilities, financial conditions or operations of the Company and its Subsidiaries taken as a whole.

          (c) Notice of Litigation and Judgments.  The Company will, and will
              ----------------------------------
cause each of its Subsidiaries to, give notice to the Purchasers in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is or is to become a party involving an uninsured claim against the Company or any of its Subsidiaries that could reasonably be expected to have a materially adverse effect on the Company and its Subsidiaries taken as a whole and stating the nature and status of such litigation or proceedings. The Company will, and will cause each of its Subsidiaries to, give notice to the Purchasers, in writing, in form and detail reasonably satisfactory to the Purchasers, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Company or any of its Subsidiaries in an amount in excess of $50,000.00.

     3.6   Existence; Maintenance of Properties.  The Company will do or cause
           ------------------------------------
to be done all things necessary to preserve and keep in full force and effect its existence as a Massachusetts corporation. The Company will do or cause to be done all things necessary to preserve and keep in full force all of its rights and franchises and those of its Subsidiaries material to the business and financial affairs of the Company. The Company (a) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order, reasonable wear and tear excepted, and supplied with all necessary equipment, (b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by it and in related businesses.

     3.7   Insurance.  The Company shall keep adequately insured by financially
           ---------
sound and responsible insurers (a) all property owned or leased by it and all property of an insurable nature, such insurance to be in at least such amounts and covering loss or damage from at least such risks and hazards (including, without limitation, business interruption insurance and use and occupancy insurance) as are usually insured against in the same geographic areas by companies engaged in similar businesses, (b) all liabilities of the Company for damage to property, death or bodily injury, including, without limitation, product liability insurance, insurance required under all applicable workmen's compensation laws, and insurance for such liabilities resulting from, caused by or arising out of any product manufactured or sold by any predecessor of the Company or by the Company, all such insurance to be in at least such amounts as are usually insured against by companies engaged in the same or similar businesses.

     3.8   Taxes.  The Company will duly pay and discharge, or cause to be paid
           -----
and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim with respect to real property need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Company or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided further that the Company and each Subsidiary of the Company will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any Lien that may have attached as security therefor.

     3.9   Inspection of Properties and Books.  The Company shall permit the
           ----------------------------------
Purchasers and their designated representatives, at the Company's expense to visit and inspect any of the properties of the Company or any of its Subsidiaries during normal business hours of the Company as the Purchasers may reasonably request, to examine the books of account of the Company and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Purchasers may reasonably request.

     3.10  Compliance with Laws, Contracts, Licenses and Permits.  The Company
           -----------------------------------------------------
will comply with, and will cause each of its Subsidiaries to comply in all material respects with (a) all applicable laws and regulations now or hereafter in effect wherever its business is conducted, (b) the provisions of its articles of organization and other charter documents and by-laws, (c) all agreements and instruments to which it is a party or by which it or any of its properties may be bound and (d) all applicable decrees, orders, and judgments. If at any time while any Debenture is outstanding, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Company may fulfill any of its obligations hereunder, the Company will immediately take or cause to be taken all reasonable steps within the power of the Company to obtain such authorization, consent, approval, permit or license and furnish the Purchasers with evidence thereof.

     3.11  Use of Proceeds.  The Company will use the proceeds of the sale of
           ---------------
the Debentures solely for redemption of shares of the Company owned by the Stockholders, transaction expenses hereunder and under the Credit Agreement, and the transactions contemplated by the Stock Purchase Agreement, and for working capital.

     3.12  Further Assurances.  The Company will cooperate with, and will cause
           ------------------
each of its Subsidiaries to cooperate with, the Purchasers and execute such further instruments and documents as the Purchasers shall reasonably request to carry out to its satisfaction the transactions contemplated by this Agreement and the Debentures.

                                   ARTICLE IV

                       NEGATIVE COVENANTS OF THE COMPANY
                       ---------------------------------

     Without limiting any other covenants and provisions hereof, the Company covenants and agrees that it will comply (and will cause each Subsidiary to comply) with each of the provisions of this Article IV on and after the Closing Date and until the repayment in full of all obligations under the Debentures.

     4.1   Restrictions on Indebtedness.  The Company will not, and will not
           ----------------------------
permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

          (a) Indebtedness to the holders of Senior Obligations (as defined in the Credit Agreement) and Indebtedness under the Debentures, Series C Preferred Stock and Notes issued to the Stockholders pursuant to the Stock Purchase Agreement;

          (b) Current liabilities of the Company or its Subsidiaries incurred in the ordinary course of business but not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

          (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 3.8;

          (d) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Company shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

          (e) Endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

          (f) Indebtedness incurred in connection with the acquisition after the date hereof of any real or personal property by the Company or any Subsidiary of the Company, or in respect of any Capitalized Leases, provided that the aggregate principal amount of such Indebtedness of the Company and its Subsidiaries shall not exceed the aggregate amount of (i) $600,000 for the New Computer System expenses, and (ii) $750,000.00 outstanding at any one time for Capital Expenditures other than in (i) immediately preceding;

          (g) Indebtedness in respect of obligations outstanding on the Closing Date and any refinancing or extension thereof which is no more onerous in any material respect to the Company than the then outstanding Indebtedness and which does not increase the principal amount of such Indebtedness;

          (h) Indebtedness with respect to deferred compensation in the ordinary course of business and Indebtedness with respect to employee benefit programs (including liabilities in respect of deferred compensation, pension or severance benefits, early termination benefits, disability benefits, vacation benefits and tuition benefits) incurred in the ordinary course of business;

          (i) Indebtedness in respect of customer advances and deposits, deferred income, deferred taxes and other deferred credits arising in the ordinary course of business; and

          (j) Indebtedness relating to deferred gains and deferred taxes existing as of the Closing Date or arising in connection with sales of assets which are permitted hereunder.

     4.2  Restrictions on Liens, Etc.  The Company will not, and will not
          ---------------------------
permit any of its Subsidiaries to:

          (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom;

          (b) transfer any of its property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors;

          (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement (except as permitted in Section 4.1 above);

          (d) subject to Section 3.8, suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or

          (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; provided that, notwithstanding paragraphs (a) through (e) of this Section 4.2, the Company and any Subsidiary of the Company may create or incur or suffer to be created or incurred or to exist:

          (i) Liens created in favor of the Purchasers and the holders of Senior Obligations (as defined in the Credit Agreement);

          (ii) Liens to secure taxes, assessments and other government charges or claims for labor, material or supplies in respect of obligations not overdue or being contested in accordance with
                Section 7.8;

          (iii) deposits or pledges made in connection with, or to secure payment of, worker's compensation, unemployment insurance, old age pensions or other social security obligations;

          (iv) landlord's or lessor's liens under leases to which the Company or a Subsidiary of the Company is a party;

          (v) presently outstanding Liens listed on Schedule 4.2 hereto and renewals and extensions thereof, but not any increase thereof and on terms no more onerous than existing on the date hereof;

          (vi) purchase money security interests in or purchase money mortgages on real or personal property acquired after the date hereof to secure purchase money Indebtedness of the type and amount permitted by Section 4.1(f), incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired and renewals and extensions thereof, but not any increase thereof and on terms no more onerous than existing on the date hereof;

           (vii) Liens of carriers, warehouseman, mechanics and similar Liens or deposits to secure the release thereof;

           (viii) Capitalized Lease Obligations incurred after the Closing Date and purchase money security interests in or purchase money mortgages on real or personal property acquired after the Closing Date to secure purchase money indebtedness to the extent permitted by Section 4.1(f) incurred in connection with the acquisition of such property, which security interest or mortgages cover only the real or personal property so acquired and proceeds thereof and reasonable attachments and accessions thereto;

           (ix) other liens and encumbrances expressly permitted under the terms of the Security Agreement (as defined in the Credit Agreement); and

           (x) Liens in respect of endorsements, utility and other deposits and bonds posted in the ordinary course of business.

     4.3  Restrictions on Investments.  The Company will not, and will not
          ---------------------------
permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

          (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Company;

          (b) demand deposits, certificates of deposit, and time deposits of (x) any United States Bank that is a commercial bank having capital and surplus in excess of $1,000,000,000.00 and whose short-term commercial paper rating from Standard & Poor's Corporation is at least A-1 or the equivalent thereof or from Moodys Investors Services, Inc. of at least P-1 or the equivalent thereof;

          (c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Services, Inc., and not less than "A 1" if rated by Standard and Poor's;

          (d) Investments listed on Schedule 4.3 hereto or other comparable institutional money market funds;

          (e) trade or customer accounts or notes receivable for inventory sold or leased or services rendered in the ordinary course of business;

          (f) advances to employees, agents and consultants in the ordinary course of business, including, but not limited to, travel, payroll and other expenses incurred in the ordinary course of business; and

          (g) Investments in Persons in the same line of business of the Company so long as after the making of such Investment no Default or Event of Default has occurred after giving effect to such Investment.

     4.4  Merger, Consolidation.  Except as permitted by Section 8.3(n), the
          ---------------------
Company will not, and will not permit any of its Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition or disposition (other than the acquisition or disposition of assets in the ordinary course of business consistent with past practices) except
(i) the merger or consolidation of one or more of the Subsidiaries of the Company with and into the Company, or (ii) the merger or consolidation of two or more Subsidiaries of the Company. The Borrower shall not create any Subsidiaries without the prior written consent of the Purchasers which shall not be unreasonably withheld, conditioned or delayed.

     4.5  Sale and Leaseback.  The Company will not, and will not permit any of
          ------------------
its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Company or any Subsidiary of the Company shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Company or any Subsidiary of the Company intends to use for substantially the same purpose as the property being sold or transferred.

     4.6  Compliance with Environmental Laws.  The Company will not, and will
          ----------------------------------
not permit any of its Subsidiaries to, do any of the following: (a) use any of the real property owned or leased by the Company or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Substances (as defined in the Credit Agreement), (b) cause or permit to be located on any of the real property owned or leased by the Company any underground tank or other underground storage receptacle for Hazardous Substances except in compliance in all material respects with Environmental Laws (as defined in the Credit Agreement), (c) generate any Hazardous Substances on any of the real property owned or leased by the Company except in compliance in all material respects with Environmental Laws, or (d) conduct any activity at any real property owned or leased by the Company or use any real property owned or leased by the Company in any manner so as to cause a Release (as defined in the Credit Agreement).

     4.7  Distributions.
          -------------

     Company shall not make any Distributions, provided, however, that so long
                                               --------  -------
as no Default exists or would be created thereby, and no Event of Default has occurred, the Company may make the following:

           (a) Distributions on the Debentures and Series A Preferred Stock.

           (b) Distributions made pursuant to the Stock Purchase Agreement on the Closing Date.

           (c) Distributions to employees made in accordance with the employment agreements executed pursuant to the Stock Purchase Agreement or on such other economic terms as reasonably approved by the Purchasers.

           (d) Distributions in respect of the redemption of capital stock of the Borrower from employees of the Company; provided, however, that the amount of all such Distributions shall not exceed, in the aggregate, $200,000.00 in any fiscal year.

           (e) Distributions to pay Required Distributions up to the aggregate amount of $1,400,000.00.

           (f) The Distribution of dividends payable only in shares of Common Stock of the Company.

           (g) Distributions to employees for reasonable travel expenses and related business entertainment and business expenses incurred in the ordinary course of business not to exceed in the aggregate $150,000 at any one time.

           (h) Distributions in the ordinary course of business for salaries and bonuses to employees other than Herbert Gray, Donald Benovitz, Patrick Bohan and Stephen Aschettino.

     4.8  Change of Fiscal Year.  The Company shall not change its fiscal year
          ---------------------
without the prior consent of the Purchasers.

     4.9  Senior Debt Service Coverage   On the last day of each fiscal quarter
          ----------------------------
of the Company, the ratio of Operating Cash Flow to Senior Debt Service for the period of the four (4) consecutive fiscal quarters of Company then ending (or such lesser period as required by Section 9.1 of the Credit Agreement), shall not be less than 1.1:1.0; provided, however:
                          -----------------

          (i) on the last day of the fiscal quarter ending December 2, 1995 such ratio shall be calculated based upon the one fiscal quarter then ending;

          (ii) on the last day of the fiscal quarter ending March 2, 1996, such ratio shall be calculated based upon the two fiscal quarters then ending; and

          (iii) on the last day of the fiscal quarter ending on or about May 31, 1996, such ratio shall be calculated based upon the three fiscal quarters then ending.

     4.10  Minimum Net Income.  The Company shall have Consolidated Net Income
           ------------------
for each of its fiscal quarters (treated as a single accounting period) of at least $1.00.

     4.11  Total Debt Service Coverage.  On the last day of each fiscal quarter
           ---------------------------
of the Company, the ratio of Operating Cash Flow to Total Debt Service for the period of the four (4) consecutive quarters of Company then ending (or such lesser period as required by Section 9.1 of the Credit Agreement), shall not be less than l.0:l.0; provided, however:
                   -----------------

          (i) on the last day of the fiscal quarter ending December 2, 1995 such ratio shall be calculated based upon the one fiscal quarter then ending;

          (ii) on the last day of the fiscal quarter ending March 2, 1996, such ratio shall be calculated based upon the two fiscal quarters then ending; and

          (iii) on the last day of the fiscal quarter ending on or about May 31, 1996, such ratio shall be calculated based upon the three fiscal quarters then ending.

     4.12  Leverage Ratio.  On the last day of each fiscal quarter of the
           --------------
Company, the ratio of (x) Total Debt as of the last day of such fiscal quarter to (y) the sum of EBITDA for the period of the four (4) consecutive quarters of the Company then ending, shall not be more than the following:

     Period                            Ratio
     ------                            -----

On the last day of the
fiscal quarters ending:
- ----------------------

September 3, 1995,
December 2, 1995
March 2, 1996
and June 1, 1996                       6.47:1.00

August 31, 1996
November 30, 1996
March 1, 1997


and May 31, 1997             5.5:1.00

August 30, 1997
November 30, 1997
February 28, 1998
and May 30, 1998             4.7:1.00

August 29, 1998
November 28, 1998
February 27, 1999
and May 29, 1999             3.9:1.00

August 28, 1999 and
thereafter                   3.5:1.00


     4.13 Minimum Trading Assets The Company shall have Minimum Trading Assets
          ----------------------
for each of its fiscal quarters during the period set forth below as follows:

     Period                  Minimum Amount
     ------                  --------------
Closing Date - 8/31/96       $6,205,000
9/1/96 - 8/31/97             $7,225,000
9/1/97 -                     $7,650,000
and thereafter

                                   ARTICLE V

                           INVESTMENT REPRESENTATIONS
                           --------------------------

     5.1   Representations and Warranties.  Each Purchaser hereby represents and
           ------------------------------
warrants to the Company that:

          (i) such Purchaser is acquiring the Debentures for its own account for investment and not with a view to, or for sale in connection with, any transaction which would constitute a distribution within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

          (ii) such Purchaser understands that none of the Debentures have been registered under the Securities Act or the securities laws of any state, and in the absence of such registration (or an exemption therefrom), it may be required to hold the Debentures for an indefinite period of time; that the exemptions from registration under the Securities Act provided by Rule 144 promulgated thereunder are not presently available and may not necessarily be available to it; and that even if available, such rule may permit resale of the Debentures only in limited amounts and upon compliance with the terms and conditions of such rule.

          (iii) such Purchaser (A) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of this investment in the Debentures; (B) is able to bear the complete loss of its investment in the Debentures; and (C) has had the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the offering of the Debentures and to obtain additional information.

          (iv) such Purchaser acknowledges and agrees that until such time as it is no longer required under the Securities Act and the rules and regulations thereunder, the Debentures shall bear a legend referencing the Securities Act.

          (v) such Purchaser is a financial institution or institutional buyer or broker-dealer within the meaning of Section 402(b)(8) of chapter 110A of the General Laws of Massachusetts.


                                   ARTICLE VI

                          SUBORDINATION OF DEBENTURES
                          ---------------------------

     6.1   Agreement to Subordinate.  The Company agrees, and each holder
           ------------------------
of the Debentures by its acceptance thereof agrees, that the Debentures shall be subordinate and junior in right of payment, to the extent and in the manner set forth in the Subordination Agreement dated as of the date hereof among the parties hereto and the First National Bank of Boston, to the prior payment in full of all Senior Obligations (as defined in such Agreement).

                                  ARTICLE VII

                      CONDITIONS OF PURCHASERS' OBLIGATION
                      ------------------------------------

     7.1   Effect of Conditions.  The obligation of each Purchaser to purchase
           --------------------
and pay for the Debentures at the Closing shall be subject at its election to the satisfaction of each of the conditions stated in the following Sections of this Article.

     7.2   Representations and Warranties.  The representations and warranties
           ------------------------------
of the Company contained in this Agreement shall be true and correct in all material respects on the date of such Closing with the same effect as though made on and as of that date, and the Purchaser shall have received a certificate dated as of such Closing and signed on behalf of the Company to that effect.

     7.3   Performance.  The Company shall have performed and complied in all
           -----------
material respects with all of the agreements, covenants and conditions contained in this Agreement required to be performed or complied with by it at or prior to such Closing, and each Purchaser shall have received a certificate dated as of such Closing and signed on behalf of the Company to that effect.

     7.4   Opinion of Counsel.  The Purchaser shall have received an opinion,
           ------------------
dated the date of such Closing, from Sullivan & Worcester, counsel to the Company, in form reasonably satisfactory to the Purchasers.

     7.5   No Material Adverse Change.  The business, properties, assets or
           --------------------------
condition (financial or otherwise) of the Company shall not have been materially adversely affected since the date of this Agreement, whether by fire, casualty, act of God or otherwise, and there shall have been no other changes in the business, properties, assets, condition (financial or otherwise), management or prospects of the Company that would have a material adverse effect the business, condition or results of operations of the Company.

     7.6   Equity Financing.  The Company shall have received proceeds of net
           ----------------
less than $6,750,000 from the sale of the Series A Preferred Stock and Common Stock pursuant to the terms of the Stock Purchase Agreement.

     7.7   Consents and Waivers.  The Company shall have obtained all consents
           --------------------
or waivers necessary to execute this Agreement and the other agreements and documents contemplated herein, to issue the Debentures, and to carry out the transactions contemplated hereby and thereby. All corporate and other action and governmental filings necessary to effectuate the terms of this Agreement, the Related Agreements, the Debentures and other agreements and instruments executed and delivered by the Company in connection herewith shall have been made or taken (except for those expressly called for by the Related Agreements).

                                  ARTICLE VIII

                     CONDITIONS OF THE COMPANY'S OBLIGATION
                     --------------------------------------

     8.1   Effect of Conditions.  The obligation of the Company to sell the
           --------------------
Debentures at the Closing shall be subject at its election to the satisfaction of each of the conditions stated in the following Sections of this Article.

     8.2   Representations and Warranties.  The representations and warranties
           ------------------------------
of the Purchasers contained in this Agreement shall be true and correct on the date of such Closing with the same effect as though made on and as of that date.

     8.3   Equity Financing.  The Company shall have received proceeds of not
           ----------------
less than $6,750,000 from the sale of the Series A Preferred Stock and Common Stock pursuant to the terms of the Stock Purchase Agreement.

                                   ARTICLE IX

                             Defaults and Remedies
                             ---------------------

     9.1   Events of Default; Acceleration
           -------------------------------

     An "Event of Default" occurs if:

     (1) The Company defaults in the payment of any principal of any Debenture when the same shall become due, either by the terms thereof or otherwise as herein provided; or

     (2) The Company defaults in the payment of interest on any Debenture when the same becomes due and payable and the default continues for a period of five business days; or

     (3) The Company or any Subsidiary shall fail to perform or observe any covenant contained in Article IV of this Agreement and such default shall not have been remedied within five days after such default shall first have become known to any officer of the Company or written notice thereof shall have been received by the Company (regardless of the source of such notice); or

     (4) The Company or any of its Subsidiaries defaults in the performance or observance of any other agreement, term or condition contained in the Debentures, this Agreement or the Related Agreements and such default shall not have been remedied within 30 days after notice thereof from the Purchasers; or

     (5) The Company or any Subsidiary shall default (subject to any applicable grace period) in the payment of any principal of or premium, if any, or interest on any other Indebtedness or obligation with respect to borrowed money the outstanding principal of which is in an aggregate amount greater than $100,000 or shall default in the performance of any material term of any instrument evidencing such Indebtedness or of any mortgage, indenture or agreement relating thereto, and the effect of such default is to cause such Indebtedness or obligation to become due and payable prior to its stated maturity, unless such failure to pay or perform shall have been waived in writing by the requisite holders of such indebtedness or other obligation; or

     (6) The Company or any Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

           (A)   commences a voluntary case,

           (B) consents to the entry of an order for relief against it in an involuntary case,

           (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

           (D) makes a general assignment for the benefit of its creditors, or

           (E) is the debtor in an involuntary case which is not dismissed within 60 days of the commencement thereof, or

     (7) A court of competent jurisdiction enters an order which order remains unstayed or unappealed for 60 days or decree under any Bankruptcy Law that:

           (A) provides for relief against the Company or any Subsidiary in an involuntary case,

           (B) appoints a Custodian of the Company or any Subsidiary for all or substantially all of its property, or

           (C) orders the liquidation of the Company or any Subsidiary,

     (8) A final judgment for the payment of money in an amount in excess of $100,000 shall be rendered against the Company or any of its Subsidiaries (other than the amount of any judgment as to which a reputable insurance company shall have accepted full liability in writing) and shall remain undischarged for a period (during which execution shall not be effectively stayed) of 30 days after the date on which the right to appeal has expired; or

     (9) Any representation or warranty made by the Company or any Stockholder in this Agreement or in any other document or instrument furnished in connection with the transactions contemplated hereby shall prove to be materially false or incorrect on the date as of which made.

     The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

then and in any such case (a) upon the occurrence of any Event of Default described in clause (6) or (7) above, the unpaid principal amount of and accrued interest on the Debentures shall automatically become due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (b) upon the occurrence of any other Event of Default, in addition to any other rights, powers and remedies permitted by law or in equity, the holder or holders of greater than 50% in principal amount of the Debentures then outstanding may, at its or their option, by notice in writing to the Company, declare all of the Debentures to be, and all of the Debentures shall thereupon be and become, immediately due and payable together with interest accrued thereon and all other sums due hereunder, without presentment, demand, protest or other notice of any kind, all of which are waived by the Company.

     Upon the occurrence of any such Event of Default, the holders of Debentures may proceed to protect and enforce their rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in the Debentures held by them, for an injunction against a violation of any of the terms hereof or thereof, or for the pursuit of any other remedy which it may have by virtue of this Agreement or pursuant to applicable law. The Company shall pay to the holders of Debentures upon demand the reasonable costs and expenses of collection and of any other actions referred to in this Article IX, including without limitation reasonable attorneys' fees, expenses and disbursements.

     No course of dealing and no delay on the part of the holders of Debentures in exercising any of their rights shall operate as a waiver thereof or otherwise prejudice the rights of any holder of the Debentures, nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. No right, power or remedy conferred hereby or by the Debentures on the holders thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

     9.2   Rescission of Acceleration.  At any time after any declaration of
           --------------------------
acceleration of all the Debentures shall have been made pursuant to Section 9.1 by any holder or holders of the Debentures and before a judgment or decree for the payment of money due has been obtained by such holder or holders, the holder or holders of at least a majority in aggregate principal amount of the Debentures at the time outstanding may, by written notice to the Company and to the other holders of the Debentures, rescind and annul such declaration and its consequences, provided that (i) the principal of and interest on the Debentures
              --------
which shall have become due otherwise than by reason of such declaration of acceleration shall have been duly paid, and (ii) all Events of Default other than the nonpayment of principal of and interest on the Debentures which have become due solely by reason of such declaration of acceleration shall have been cured or waived by the holders of a majority in aggregate principal amount of the Debentures at the time outstanding. No rescission or annulment referred to above shall affect any subsequent Default or any right, power or remedy arising out of such subsequent Default.

                                   ARTICLE X

                              CERTAIN DEFINITIONS
                              -------------------

     As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     Act means the Securities Act of 1933, as amended.
     ---

     Agreement means this Subordinated Debenture Purchase Agreement as from time
     ---------
to time amended and in effect between the parties.

     Business Day shall mean any day which is not a Saturday or Sunday or a
     ------------
legal holiday in the Commonwealth of Massachusetts or the City of Boston on which Banks are not open for business.

     Capital Expenditures shall mean, for any period, amounts added or required
     --------------------
to be added to the fixed assets account on the consolidated balance sheet of the Company, prepared in accordance with generally accepted accounting principles, in respect of (i) the acquisition, construction, improvement or replacement of land, buildings, machinery, equipment, leaseholds and any other real or personal property, and (ii) to the extent not included in clause (i) above, expenditures on account of materials, contract labor and direct labor relating thereto (excluding expenditures properly expensed as repairs and maintenance in accordance with generally accepted accounting principles).

     Capitalized Lease Obligations shall mean the amount of the liability
     -----------------------------
reflecting the aggregate discounted amount of future payments under all Capitalized Leases calculated in accordance with generally accepted accounting principles.

     Capitalized Leases shall mean any lease that is capitalized on the balance
     ------------------
sheet of the lessee in accordance with generally accepted accounting principles.

     Closing shall have the meaning set forth in Section 1.3.
     -------

     Company means and shall include Suburban Ostomy Supply Co., Inc. a
     -------
Massachusetts corporation, and its successors and assigns.

     Consolidated or consolidated shall mean with reference to any term defined
     ----------------------------
herein, shall mean that term as applied to the accounts of the Company and its Subsidiaries, consolidated in accordance with generally accepted accounting principles.

     Consolidated Net Income (or Deficit) shall mean the consolidated net income
     ------------------------------------
(or deficit) of any Person, after deduction of all expenses, taxes, and other proper charges, determined in accordance with generally accepted accounting principles, after eliminating therefrom all extraordinary items of income which include, without limitation, (i) any gain resulting from the sale of capital assets, (ii) any gain arising from any write-up of assets, (iii) any gain arising from the acquisition of any securities of Company, and (iv) any extraordinary and nonrecurring gains.

     Credit Agreement means the Credit Agreement dated as of June 30, 1995
     ----------------
between the Borrower and the First National Bank of Boston, as such Agreement is in effect on the date hereof.

     Default shall mean an Event of Default or any event with notice or lapse of
     -------
time or both would become an Event of Default.

     Distribution means, with respect to any Person:
     ------------

          (i) the declaration or payment of any dividend, including dividends payable in shares of capital stock of such Person, on or in respect of any shares of any class of capital stock of such Person;

         (ii) the purchase or redemption of any shares of any class of capital stock of such Person (or or options, warrants or other rights for the purchase of such shares), directly, indirectly through a Subsidiary or Affiliate of such Person or otherwise:

        (iii) any other distribution on or in respect of any shares of any class of equity of or beneficial interest in such Person;

         (iv) any payment of principal or interest with respect to, or any purchase or redemption of, any Indebtedness of such Person which by its terms is subordinated to the payment of the Senior Debt; and

          (v) any payment, loan or advance (including any salary, management fee or other fee, benefit, bonus or any other compensation in respect of services provided to such Person) by such Person to, or any other Investment by such Person in, the holder of any shares of any class of the capital stock of or equity interest in such Person.

     EBITDA means for any period the sum of (x) the Consolidated Net Income (or
     ------
deficit) of the Borrower and its Subsidiaries for such period plus (y) all
                                                              ----
amounts deducted in computing such Consolidated Net Income in respect of (i) taxes based upon or measured by income, (ii) Total Interest Expense, (iii) depreciation and amortization, and (iv) other non-cash charges reducing Consolidated Net Income.

     Event of Default shall have the meaning set forth in Section 9.1.
     ----------------

     Excluded Capital Expenditures means an amount of Capitalized Expenditures:
     -----------------------------
(i) up to $600,000.00, (ii) expended by the Company during a period commencing with the Closing Date and ending on June 30, 1997, and (iii) expended by the Company for the sole purpose of the purchase, installation and development of the New Computer System.

     Generally accepted accounting principles shall have the meaning given to it
     ----------------------------------------
in the Credit Agreement.

     Indebtedness means all obligations, contingent and otherwise, that in
     ------------
accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, including in any event and whether or not so classified: (i) liabilities secured by any Lien existing on property owned or acquired by the Company, whether or not the liability secured thereby shall have been assumed; (ii) Capitalized Lease Obligations; (iii) liabilities in respect of mandatory redemption, repurchase or dividend obligations with respect to capital stock (or other evidence of beneficial interest); (iv) the aggregate redemption price of the issued Series A Preferred Stock; and (v) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including, without limitation, any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit.

     Investments means all expenditures made and all liabilities incurred
     -----------
(contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid;
(c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

     Lien shall mean any mortgage, deed of trust, pledge, security interest,
     ----
encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).

     Liquidity Event shall mean any one or more of the following:  (i) the sale
     ---------------
of all of substantially all of the assets of the Company and its Subsidiaries on a consolidated basis, (ii) merger or consolidation of the Company with or into another Person or any transaction or series of related transactions as a result of which those Persons who held all of the capital stock of the Company immediately prior to such transaction or transactions failed to hold at least a majority of the voting capital stock of the surviving or resulting corporation immediately after giving effect thereto, (iii) liquidation, dissolution or winding up of the Company or (iv) consummation of the sale by the Company of securities pursuant to an effective registration statement filed under the Act.

     Minimum Trading Assets means, at the time of any determination the sum of
     ----------------------
the value of all outstanding Accounts Receivable (as defined in the Credit Agreement) and the value of all Inventory (as defined in the Credit Agreement) determined in accordance with generally accepted accounting principles.

     Multiemployer Plan means any multiemployer plan within the meaning of
     ------------------
Section 3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

     New Computer System means a new MIS Computer, new computer systems and
     -------------------
related software acquired or developed in connection with or related thereto.

     Operating Cash Flow means for any period on a consolidated basis, the total
     -------------------
of:  (i) EBITDA minus (ii) income taxes paid in cash for such period, minus
                -----                                                 -----
(iii) the difference determined by calculating (x) Capital Expenditures minus
(y) Excluded Capital Expenditures.

     PBGC means the Pension Benefit Guaranty Corporation created by Section 4002
     ----
of ERISA and any successor entity or entities having similar responsibilities.

     Permitted Liens shall mean:  Liens permitted by Section 4.2 above.
     ---------------

     Person means an individual, corporation, partnership, joint venture, trust
     ------
or unincorporated organization or a government or agency or political subdivision thereof.

     Purchasers shall have the meaning set forth in Section 1.1.
     ----------

     Related Agreements shall have the meaning set forth in Section 2.2.
     ------------------

     Required Distributions means, those subchapter S corporation (as defined in
     ----------------------
the Internal Revenue Code of 1986, as amended) distributions made to pay solely a shareholder's additional tax liability arising from the reporting of total profits of the Company, the amount of which Distributions is confirmed by a letter from Arthur Andersen, LLC certifying to the Company or the Purchasers the amount of such liability.

     Senior Debt Service means, for any period, (i) the sum of Senior Interest
     -------------------
Expense for such period, plus (ii) the aggregate amount of all mandatory
                         ----
reductions made or to be made to reduce the principal amount outstanding to the Stated Maximum (as defined in the Credit Agreement) for such period plus (iii) the aggregate amount of principal paid or to be paid under the Senior Debt (as defined in the Credit Agreement).

     Senior Interest Expense means, for any period, the aggregate amount of
     -----------------------
interest paid or to be paid in cash under the Senior Debt for such period.

     Stockholders means Herbert Gray, Melvin Aronson, Donald Benovitz, Patrick
     ------------
Bohan and Stephen Aschettino.

     Stock Purchase Agreement shall have the meaning set forth in Section 1.2.
     ------------------------

     Subordinated Debt means all Indebtedness for borrowed money of the Company
     -----------------
which by its terms or by law is subordinated in right of payment to the Senior Debt.

     Subsidiary or Subsidiaries means any corporation, association or other
     ----------    ------------
business entity of which the Company and/or any of its other Subsidiaries (as herein defined) directly or indirectly owns at the time more than fifty percent (50%) of the outstanding voting shares of every class of such corporation or trust other than directors' qualifying shares.

     Total Debt shall mean total Indebtedness minus the redemption price of
     ----------
Series A Preferred Stock.

     Total Debt Service means, for any period, the sum of (i) Total Interest
     ------------------
Expense for such period plus (ii) the aggregate amount of all mandatory
                        ----
reductions made or to be made to reduce the principal amount outstanding to the Stated Maximum (as defined in the Credit Agreement) for such period plus (iii) the aggregate amount of principal paid or to be paid under the Senior Debt (as defined in the Credit Agreement) plus (iv) all payments made or required to be made under the Subordinated Debt, including any Distributions made or required to be made under the Series A Preferred Stock of the Company or otherwise permitted hereunder for such period (excluding those already included in Total Interest Expense).

     Total Interest Expense means, for any period, the aggregate amount of (i)
     ----------------------
Senior Interest Expense paid or to be paid in cash, including payments in the nature of interest under Capitalized Leases, accrued by the Company on a consolidated basis (whether such interest is reflected as an item of expense or capitalized) and (ii) interest on the Subordinated Debt, including, without limitation, under the Debentures, but excluding any dividends paid on the Series A Preferred Stock through the issuance of additional shares of capital stock.

                                   ARTICLE XI

                                 MISCELLANEOUS

     11.1. Debenture Payments.  Subject to the provisions of the Subordination
           ------------------
Agreement referred to in Section 6.1 above, the Company agrees that, so long as any Purchaser shall hold any Debentures, it will make payments of principal and interest on any Debenture held by such Purchaser not later than 2:00 p.m., Boston time, on the date such payment is due, in immediately available funds, by credit to the Purchaser's account, as specified in Schedule 1.1 hereto, or such
                                                   ------------
other account or accounts as the Purchaser may designate in writing, notwithstanding any contrary provision contained herein or any Debenture with respect to the place of payment. Each Purchaser agrees that, before disposing of any Debenture, it or its nominee will make a notation thereon of all principal payments previously paid thereon and of the date to which interest thereon has been paid, and will notify the Company of the name and address of the transferee of such Debenture. At the election of any subsequent holder of any Debenture which has made the same agreements relating to such Debenture as each Purchaser has made in this paragraph 11.1, the Company will make payments of principal and interest to the account of such successor holder in the same manner as set forth above.

     11.2  Form, Registration, Transfer and Exchange of Debentures.  The
           -------------------------------------------------------
Debentures are issuable as registered notes and in denominations of not less than $100,000 or any integral multiple thereof, all at the election of the Purchasers. The Company shall keep at its principal office the register in which the Company shall provide for the registration of the Debentures and for transfers of the Debentures. Upon surrender for registration of transfer of any Debenture at such office, the Company shall execute and deliver, at its expense, one or more new such Debenture or Debentures of like tenor and of like aggregate principal amount, which new Debenture or Debentures shall each be a registered Debenture. At the option of the holder of any Debenture, such Debenture may be exchanged for other Debentures, of any authorized denominations, of a like aggregate principal amount, upon surrender of the Debenture to be exchanged at the office of the Company. Whenever any Debenture is so surrendered for exchange, the Company shall execute and deliver, at its expense, the Debentures which the holder thereof making the exchange is entitled to receive. Every Debenture presented or surrendered for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed by the holder of such Debenture or such holder's attorney duly authorized in writing. Any Debenture issued in exchange for any Debenture or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Debenture so exchanged or transferred, and neither gain nor loss of Interest shall result from any such transfer or exchange. Upon receipt by the Company of an affidavit of the treasurer, assistant treasurer, or other responsible official of a Purchaser (or, in the case of holders of Debentures other than a Purchaser, evidence reasonably satisfactory to the Company) of the ownership of and the loss, theft, destruction or mutilation of a Debenture and (i) in case of loss, theft or destruction of a Debenture by a holder other than the Purchasers, of indemnity reasonably satisfactory to the Company or (ii) in the case of the mutilation of any Debenture, upon surrender and cancellation thereof, the Company, at its expense, shall execute and deliver in lieu thereof a new Debenture of like tenor and of a like principal amount and dated and bearing interest from the date to which interest has been paid on such lost, stolen, destroyed or mutilated Debenture.

     11.3  Survival of Representations.  The representations, warranties,
           ---------------------------
covenants and agreements made herein or in any certificates or documents executed in connection herewith shall survive the execution and delivery hereof and the closing of the transaction contemplated hereby. The Purchasers may bring an action or proceeding against the Company or any Stockholder for damages for breach of representations and warranties contained in Article II above only during such periods as the Purchasers (as defined in the Stock Purchase Agreement) may bring similar actions under the Stock Purchase Agreement. The Purchasers agree that their maximum recovery against the Stockholders for such breach of representation or warranty shall be limited to $2,500,000 less any amounts paid by the Stockholders to the Purchasers (as defined in the Stock Purchase Agreement) under Section 8(b) of the Stock Purchase Agreement, and that the obligations of the Stockholders pursuant to this Section 11.3 shall first be satisfied by set-offs against the Notes received by them pursuant to the Stock Purchase Agreement before any claim shall be made against the Stockholders with respect to any such breach. No claim may be made on the Stockholders by the Purchasers with respect to any such breach until the aggregate of all such claims brought under this Agreement and under the Stock Purchase Agreement exceeds $300,000 in the aggregate, and then only to the extent such claims exceed $150,000 in the aggregate.

     11.4  Parties in Interest.  Except as otherwise set forth herein, all
           -------------------
covenants, agreements, representations, warranties and undertakings contained in this Agreement shall be binding on and shall inure to the benefit of the respective successors and assigns of the parties hereto (including transferees of any of the Debentures). The parties agree to maintain in confidence the terms of the purchase of the Debentures hereunder, except that any Purchaser may disclose such terms to its investors in the ordinary course and except that the Company may disclose such terms to its shareholders in the ordinary course.

     11.5  Debentures Owned by Affiliates.  For the purposes of applying all
           ------------------------------
provisions of this Agreement which condition the receipt of information or access to information or exercise of any rights upon ownership of a specified principal amount of Debentures, the Debentures or shares owned of record by any affiliate of the Purchasers shall be deemed to be owned by the Purchaser. For the purpose of this Agreement, the term "affiliate" shall mean any Person controlling, controlled by or under common control with, any Purchaser and any general or limited partner of any Purchaser.

     11.6  Amendments and Waivers.  This Agreement may be amended and the
           ----------------------
Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of not less than a majority in aggregate principal amount of the Debentures at the time outstanding and each holder of any Debenture at the time or thereafter outstanding shall be bound by any consent authorized by this
Section 11.6, whether or not such Debenture shall have been marked to indicate such consent, but any Debenture issued thereafter shall contain a reference or bear a notation referring to any such consent; provided that notwithstanding
                                               --------
anything in this Section 11.6 to the contrary, without the written consent of the holder or holders of all Debentures at the time outstanding, no consent, amendment or waiver to or under this Agreement shall extend or reduce the maturity of any Debenture, or reduce the rate or affect the time of payment of interest with respect to any Debenture, or affect the time, amount or allocation of any required prepayments, or reduce the proportion of the principal amount of the Debentures required with respect to any consent, amendment or waiver. The Company shall promptly send copies of any amendment, consent or waiver (and any requests for any such amendment, consent or waiver) relating to this Agreement or the Debentures to each holder of the Debentures and, to the extent practicable, shall consult with holder of the Debentures, in connection with each such amendment, consent and waiver. No course of dealing between the Company and the holder of any of the Debentures nor any delay in exercise any rights hereunder or any of the Debentures shall operate as a waiver of any rights of any holder of such Debentures. The Company will reimburse each Purchaser for the reasonable fees and expenses of counsel incurred in connection with any amendment or modification of this Agreement or any of the Related Agreements or any waiver hereof or thereof.

     11.7  Notices.  All notices, requests, consents, reports and demands shall
           -------
be in writing and shall be hand delivered, sent by facsimile or other electronic medium, or mailed, postage prepaid, to the Company or to a Purchaser at the address set forth below or to such other address as may be furnished in writing to the other parties hereto:

    The Company or
    any Stockholder:       Suburban Ostomy Supply Co., Inc.
                           75 October Hill Road
                           Holliston, MA  01746
                           Attn:  President

    With a copy to:        Sullivan & Worcester
                           One Post Office Square
                           Boston, MA 02109

                           Attn:  Norman Bikales

    The Purchasers:        Summit Subordinated Debt Fund, L.P.
                           Suite 3400
                           One Boston Place
                           Boston, MA 02108
                           Attn:  Joseph F. Trustey

    With a copy to:        Hutchins, Wheeler & Dittmar
                           101 Federal Street
                           Boston, MA 02110
                           Attn:  James Westra

     11.8  Expenses.  The Company agrees, whether or not the transactions hereby
           --------
contemplated shall be consummated, to pay all reasonable costs and expenses of the Purchaser in connection with the investigation, preparation, execution and delivery of this Agreement (and due diligence related thereto) and the other instruments and documents to be delivered hereunder and the transactions contemplated hereby and thereby, including, the reasonable fees and disbursements of Hutchins, Wheeler & Dittmar, A Professional Corporation, special counsel to the Purchaser.

     11.9  Counterparts.  This Agreement and any exhibit hereto may be executed
           ------------
in multiple counterparts, each of which shall constitute an original but all of which shall constitute but one and the same instrument. One or more counterparts of this Agreement or any exhibit hereto may be delivered via telecopier, with the intention that they shall have the same effect as an original counterpart hereof.

     11.10 Effect of Headings.  The article and section headings herein are for
           ------------------
convenience only and shall not affect the construction hereof.

     11.11 Governing Law.  This Agreement shall be deemed a contract made under
           -------------
the laws of The Commonwealth of Massachusetts and, together with the rights and obligations of the parties hereunder, shall be construed under and governed by the laws of such Commonwealth (without giving effect to the conflict-of-laws provisions thereof).

                                   * * * * *

     If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the Company, whereupon, this letter shall become a binding agreement among us.

                                  Very truly yours,

STOCKHOLDERS                      SUBURBAN OSTOMY SUPPLY CO., INC.


/S/ HERBERT GRAY                  By: /S/ HERBERT GRAY
- ----------------------------          ---------------------------
Herbert Gray                      Name:
                                  Title:
/S/ MELVIN ARONSON
- ----------------------------
Melvin Aronson

/S/ DONALD BENOVITZ               PURCHASERS:
- ----------------------------
Donald Benovitz
                                  SUMMIT SUBORDINATED
/S/ PATRICK BOHAN                 DEBT FUND, L.P.
- ----------------------------
Patrick Bohan
                                     By:  Summit Partners SD, L.P.,
/S/ STEPHEN ASCHETTINO                 Its General Partner
- ----------------------------
Stephen Aschettino
                                  By:/S/ MARTIN J. MANNION
                                     ----------------------------
                                      General Partner


                                  SUMMIT INVESTORS II, L.P.


                                  By:/S/ MARTIN J. MANNION
                                     ----------------------------
                                       Authorized Signatory



                        SUBURBAN OSTOMY SUPPLY CO., INC.

                                  Schedule 1.1
                                  ------------


                                  Principal Amount of
                                  Debentures to be

Name and Address                  Purchased         Total Purchase Price
- ----------------                -------------      ----------------------
Summit Subordinated Debt          $6,615,000             $6,615,000
Fund, L.P.
Suite 3400
One Boston Place
Boston, MA 02108


Summit Investors II, L.P.           $135,000               $135,000
Suite 3400
One Boston Place
Boston, MA 02108


      Totals                      $6,750,000             $6,750,000.00
                                  ----------             -------------

                                   EXHIBIT A
                                   ---------


THIS SUBORDINATED DEBENTURE HAS NOT BEEN REGISTERED PURSUANT TO ANY FEDERAL OR STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN VIOLATION OF ANY FEDERAL OR STATE SECURITIES LAWS.

    THIS INSTRUMENT IS SUBJECT TO THE SUBORDINATION AGREEMENT DATED AS OF JULY 3, 1995, AMONG THE MAKER, THE PAYEE AND THE FIRST NATIONAL BANK OF BOSTON, WHICH AMONG OTHER THINGS, SUBORDINATES THE MAKER'S OBLIGATIONS HEREUNDER TO THE PRIOR PAYMENT OF CERTAIN OBLIGATIONS OF THE MAKER TO THE HOLDERS OF SENIOR OBLIGATIONS AS DEFINED THEREIN.

                           12% Subordinated Debenture
                               Due June 30, 2000

$                      Boston, Massachusetts
No. R                                                     ________, 1995


    FOR VALUE RECEIVED, Suburban Ostomy Supply Co., Inc., a Massachusetts corporation (the "Company"), hereby promises to pay to _____________________, or its registered assigns, the sum of _____________________ Dollars ($______) on June 30, 2000, together with interest, computed on the basis of the actual number of days elapsed over a 360-day year, on the unpaid principal balance hereof until paid in full at the rate of twelve percent (12%) per annum from the date hereof, payable in cash quarterly in arrears on the last day of each of March, June, September and December of each year during which any amounts due hereunder remain outstanding, commencing on September 30, 1995, and until such unpaid balance shall become due and payable (whether at maturity or at a date fixed for mandatory or optional redemption or prepayment or by acceleration or otherwise).

    In addition, in the event the principal amount of the Debenture is not paid when due and payable (whether at stated maturity, by acceleration or otherwise), the interest on such principal amount shall thereafter be increased to fourteen percent (14%) per annum. Any interest not paid when due and payable shall thereafter be paid, on demand by the holder of this Debenture together with a late charge of two percent (2%) of the amount of interest payment due.

    All payments of principal (including any prepayments or redemptions) and interest hereunder shall be made by the Company in lawful money of the United States of America in immediately available funds not later than 2:00 p.m., Boston time, on the date each such payment is due, by crediting an account in the United States as the holder of this Debenture may designate in writing to the Company before the scheduled payment date.

    This Debenture is one of a duly authorized issue of Debentures of the Company designated as its "12% Subordinated Debentures due June 30, 2000" (herein called the "Debentures"), in the aggregate principal amount of $6,750,000 and issued under a Debenture Purchase Agreement, dated as of July 3, 1995 (herein called the "Agreement"), among the Company, Summit Subordinated Debt Fund, L.P. and Summit Investors II, L.P. and certain stockholders of the Company to which Agreement and all agreements supplemental thereto reference is hereby made for a statement of the respective rights and duties thereunder of the Company, and the holders of the Debentures, and the terms upon which the Debentures are, and are to be, delivered.

    The principal of this Debenture is subject to mandatory and optional prepayment, together with accrued interest, all as more particularly set forth in the Agreement. The Company agrees to make such payments of principal on the dates and in the amounts set forth in the Agreement.

    Notwithstanding anything herein contained to the contrary, the Indebtedness evidenced by the Debenture is, to the extent provided in the Agreement, subordinate and subject in right of payment to the prior payment in full of all Senior Debt as defined in the Agreement, and this Debenture is issued subject to such provisions, and each holder of Debentures, by accepting the same, agrees to and shall be bound by such provisions and agrees to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Agreement.

    In case an Event of Default, as defined in the Agreement, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Agreement. The Agreement provides that such declaration may in certain events be rescinded or annulled by the holders of a majority in principal amount of the Debentures then outstanding.

    No reference herein to the Agreement and no provisions of this Debenture or of the Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the times, places, and rates, and in the coin or currency, herein prescribed.

    As is more fully set forth in the Agreement, this Debenture is transferable by the registered owner hereof, in person or by duly authorized attorney, on the books of the Company to be kept for that purpose, upon surrender and cancellation of this Debenture and upon presentation of a duly executed written instrument of transfer satisfactory to the Company, and thereupon a new Debenture or Debentures, of the same aggregate principal amount and in authorized denominations, will be issued to the transferee or transferees in exchange therefor; and this Debenture, with or without other Debentures may in like manner be exchanged for one or more new Debentures of other authorized denominations but of the same aggregate principal amount, all subject to the terms and conditions set forth in the Agreement. Any such transfer or exchange shall be without charge by the Company.

    All terms used in this Debenture which are defined in the Agreement shall have the meanings assigned to them in the Agreement.

    This Debenture shall be deemed to be a contract made under the laws of The Commonwealth of Massachusetts and shall for all purposes be construed in accordance with the laws of said Commonwealth without giving effect to the conflict-of-laws provisions thereof.

    IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed as a sealed instrument.

                                  SUBURBAN OSTOMY SUPPLY CO.,
                                  INC.



                                  By:_____________________________



                                  Schedule 4.1

                         Restrictions on Indebtedness


     Prior to the consummation of the transactions contemplated by the Purchase Agreement, the Company will have Indebtedness in respect of the obligations outstanding on the Closing Date under the following agreements:

     1. Guaranty Agreement dated as of August 1, 1986, as amended, by and among the Company, Herbert Gray, Melvin P. Aronson, and The First National Bank of Boston. The Company has been informed that the Company will be released from this agreement on or prior to the Closing Date.

     2. Commercial Promissory Grid Note dated January 18, 1995, by and between Shawmut Bank, N.A., and the Company establishing a $1,000,000 line of credit. The Company has not drawn down on this line of credit and will terminate the arrangement before the Closing Date.


                                  Schedule 4.2
                          Restrictions on Liens, Etc.


     Pursuant to the Distributor Agreement dated March 16, 1983, between Hollister Incorporated and the Company, Hollister Incorporated has a security interest in all Hollister products in the Company's possession and all receivables due the Company as a result of the sale of such Hollister products, but has not filed a UCC financing statement.

     Pursuant to a Security Agreement dated August 1, 1986, by and between the Company and Wachovia Bank of Georgia, N.A., formerly known as The First National Bank of Atlanta, the Bank has a security interest in all the Company's accounts receivable and inventory, and UCC financing statements are on record in the following locations:

     1.     The Clerk of the Superior Court of Fulton County, Georgia.

     2.     The Secretary of State of The Commonwealth of Massachusetts.

     3.     The City Clerk of Framingham, Massachusetts.

     A UCC financing statement is on record at the following location with respect to a security interest that MAI Systems Corp. had in certain equipment purchased by the Company from MAI Systems Corp., which is no longer owned by the
Company:

     1.     The Town Clerk of Holliston, Massachusetts.

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